          As filed with the Securities and Exchange Commission on August 3, 2001
                                                  Registration No. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             INFORMATICA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

      DELAWARE                                       77-0333710
      --------                                       ----------
(State of incorporation)                 (I.R.S. Employer Identification Number)

                 3350 WEST BAYSHORE, PALO ALTO, CALIFORNIA 94303

   (Address, including zip code, of Registrant's Principal Executive Offices)

                            1999 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   ----------

                                 GAURAV DHILLON
                      CHIEF EXECUTIVE OFFICER AND SECRETARY
                             INFORMATICA CORPORATION
                               3350 WEST BAYSHORE
                           PALO ALTO, CALIFORNIA 94303
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (650) 687-6200
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                                    Copy to:
                            MARK A. BERTELSEN, ESQ.
                              JOSE F. MACIAS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
     TITLE OF SECURITIES TO           AMOUNT TO BE          PROPOSED       PROPOSED MAXIMUM     AMOUNT OF
          BE REGISTERED                REGISTERED            MAXIMUM      AGGREGATE OFFERING  REGISTRATION
                                                         OFFERING PRICE         PRICE              FEE
                                                            PER SHARE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001        4,233,979 (1)
per share, reserved under the
1999 Stock Incentive Plan
                                                            $8.61(3)      $51,036,377.72(3)   $12,759.09
Common Stock, par value $0.001
per share, reserved under the
1999 Employee Stock Purchase Plan     1,693,591 (2)
=============================================================================================================

    (1) Includes an automatic annual increase of 4,233,979 shares on January 1, 2001, which annual increase is provided for in the 1999 Stock Incentive Plan, to the number of shares of the Registrant's Common Stock reserved for issuance under the 1999 Stock Incentive Plan.

    (2) Includes an automatic annual increase of 1,693,591 shares on January 1, 2001, which annual increase is provided for in the 1999 Employee Stock Purchase Plan.

    (3) Computed in accordance with Rule 457(c) under the Securities Act of 1933. The estimated exercise price of $8.61 was computed in accordance with Rule 457 by averaging the high and low prices of a share of Informatica Corporation Common Stock as reported on the Nasdaq National Market on July 31, 2001.

                             INFORMATICA CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed pursuant to Section 13(a) of the Exchange Act.

        3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 26, 1999, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Amended and Restated Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

        The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. INDEX TO EXHIBITS.

      Exhibit
      Number                                     Description of Document
      ------                                     -----------------------
        4.1           Company's Amended and Restated Certificate of Incorporation(1)

        4.2           Amended and Restated Bylaws, as amended(1)

        4.3           1999 Stock Incentive Plan, as amended

        4.4           1999 Employee Stock Purchase Plan, as amended

        5.1           Opinion of Counsel as to legality of securities being registered

       23.1           Consent of Ernst & Young LLP, Independent Auditors

       23.2           Consent of Counsel (contained in Exhibit 5.1)

       24.1           Power of Attorney (see page 7)

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(1) Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, as amended (File No. 333-72677).

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 3rd day of August, 2001.

                                          INFORMATICA CORPORATION

                                          By: /s/ Gaurav S. Dhillon
                                              ----------------------------------
                                              Gaurav S. Dhillon
                                              Chief Executive Officer, Secretary
                                              and Director

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Gaurav S. Dhillon as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming that such attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                          DATE

/s/Gaurav S. Dhillon                     Chief Executive Officer, Secretary       August 3, 2001
-------------------------------------    and Director (Principal Executive
Gaurav S. Dhillon                        Officer)


/s/ Diaz H. Nesamoney                    President, Chief Operating Officer       August 3, 2001
-------------------------------------    and Director
Diaz H. Nesamoney
                                                                                  August 3, 2001
/s/ Earl E. Fry                          Senior Vice President and Chief
-------------------------------------    Financial Officer (Principal
Earl E. Fry                              Financial Officer and Principal
                                         Accounting Officer)

/s/ Vincent R. Worms                     Director                                 August 3, 2001
-------------------------------------
Vincent R. Worms


/s/ David W. Pidwell                     Director                                 August 3, 2001
-------------------------------------
David W. Pidwell


/s/ A. Brooke Seawell                    Director                                 August 3, 2001
-------------------------------------
A. Brooke Seawell

                                INDEX TO EXHIBITS


       Exhibit
       Number                            Description of Document
       -------                           -----------------------

        4.1           Company's Amended and Restated Certificate of Incorporation (1)

        4.2           Amended and Restated Bylaws, as amended (1)

        4.3           1999 Stock Incentive Plan, as amended

        4.4           1999 Employee Stock Purchase Plan, as amended

        5.1           Opinion of Counsel as to legality of securities being registered

       23.1           Consent of Ernst & Young LLP, Independent Auditors

       23.2           Consent of Counsel (contained in Exhibit 5.1)

       24.1           Power of Attorney (see page 7)

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(1) Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, as amended (File No. 333-72677).